Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Ohio Tax Free Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      4,851,509        131,162         244,363                 0

2.    To elect Trustees.


                                                    Number of Votes:
                                                    ----------------

                      Trustee                For                      Withheld
                      -------                ---                      --------

         Henry P. Becton, Jr.             5,060,557                   166,476

         Dawn-Marie Driscoll              5,051,769                   175,265

         Peter B. Freeman                 5,070,845                   156,188

         George M. Lovejoy, Jr.           5,042,824                   184,209

         Wesley W. Marple, Jr.            5,048,655                   178,378

         Daniel Pierce                    5,073,300                   153,733

         Kathryn L. Quirk                 5,058,650                   168,383

         Jean C. Tempel                   5,073,735                   153,298

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      4,402,425        341,021         281,052              202,537


                        23 - Scudder Ohio Tax Free Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against        Abstain         Broker Non-Votes*
         ---            -------        -------         -----------------

      4,556,029         310,075        280,949              148,151

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ----------

         5.1   Diversification                 4,482,289          231,875          310,334           202,537
         5.2   Borrowing                       4,472,343          241,821          310,334           202,537
         5.3   Senior securities               4,459,340          254,824          310,334           202,537
         5.4   Concentration                   4,467,204          246,960          310,334           202,537
         5.5   Loans                           4,482,289          231,875          310,334           202,537
         5.6   Underwriting of securities      4,482,289          231,875          310,334           202,537
         5.7   Investment in real estate       4,482,289          231,875          310,334           202,537
         5.8   Purchase of physical            4,481,736          232,428          310,334           202,537
               commodities
         5.9   Investment in Ohio              4,482,289          231,875          310,334           202,537
               municipal securities
         5.10  Tax diversification             4,482,289          231,875          310,334           202,537

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

             For                      Against                    Abstain
             ---                      -------                    -------

          4,935,109                    64,556                    227,368

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                        24 - Scudder Ohio Tax Free Fund